Exhibit 10.21

                                                               EXECUTION VERSION

                      NON-QUALIFIED STOCK OPTION AGREEMENT
                                 PURSUANT TO THE
                               STEVEN MADDEN, LTD.
                            2006 STOCK INCENTIVE PLAN
                            -------------------------

         THIS AGREEMENT, dated as of May 16, 2007 (this "Agreement"), between Steven Madden, Ltd. (the "Company") and Jeff Silverman (the "Participant").

                              Preliminary Statement
                              ---------------------

         The Compensation Committee of the Board of Directors of the Company (the "Committee") has authorized this grant of a non-qualified stock option (the "Option") on May 16, 2007 (the "Grant Date") to purchase the number of shares of the Company's common stock, par value $0.0001 per share (the "Common Stock"), set forth below to the Participant, as an Eligible Employee of the Company or an Affiliate of the Company. Unless otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Steven Madden, Ltd. 2006 Stock Incentive Plan, as amended (as the same may be further amended from time to time, the "Plan"). A copy of the Plan as in effect on the date hereof has been delivered to the Participant. By signing and returning this Agreement, the Participant acknowledges having received and read a copy of the Plan as in effect on the date hereof and agrees to comply with the Plan, this Agreement and all applicable laws and regulations.

         Accordingly, the parties hereto agree as follows:

         1. Tax Matters. No part of the Option granted hereby is intended to qualify as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         2. Grant of Option. Subject in all respects to the Plan and the terms and conditions set forth herein and therein, the Participant is hereby granted an Option to purchase from the Company 150,000 shares of Common Stock (the "Option Shares"), at a price per share of $50.00 (the "Option Price"), which is not less than Fair Market Value on the Grant Date.

         3.       Vesting and Exercise.
                  --------------------

         (a) Except as set forth below, the Option shall vest and become exercisable in installments as provided below, which shall be cumulative. To the extent that the Option has become vested and exercisable as provided below, the Option thereafter may be exercised by the Participant, in whole or in part, at any time or from time to time prior to the expiration or earlier termination of the Option as provided herein and in accordance with Section 6.3(d) of the Plan, including, without limitation, the filing of such written form of exercise notice, if any, as may be required by the Committee or the Company and the payment in full of the Option Price multiplied by the number of Option Shares underlying the portion of the Option exercised. Upon expiration of the Option, the Option shall be canceled and no longer exercisable. The following table indicates each date upon which the Participant shall be vested and entitled to exercise the Option with respect to the number of the Option Shares indicated beside such date, provided that the Participant has not had a Termination of Employment any time prior to such date (each of the dates set forth below being herein called a "Vesting Date"):

                                                                Number
                                                               of Option
                            Vesting Date                     Shares Vested
                         -----------------                   -------------

                    First Anniversary of Grant Date          50,000 (1/3 of
                                                            the Option Shares)

                    Second Anniversary of Grant Date         100,000 (2/3 of
                                                            the Option Shares)

                    Third Anniversary of Grant Date          150,000 (100% of
                                                            the Option Shares)

         (b) There shall be no proportionate or partial vesting in the periods prior to each Vesting Date and all vesting shall occur only on the appropriate Vesting Date, provided that the Participant has not had a Termination of Employment at any time prior to such Vesting Date.

         (c)      The Option will become fully vested on a Change in Control.

         4. Option Term. The term of the Option shall be five (5) years after the Grant Date and the Option shall expire at 5:00 p.m. (New York City time) on the fifth anniversary of the Grant Date, subject to earlier termination in the event of the Participant's Termination of Employment as specified in
Section 5.

         5. Termination. Subject to Section 4 and the terms of the Plan, the Option, to the extent vested at the time of the Participant's Termination of Employment, shall remain exercisable as provided in Section 12.1(a) of the Plan. Any portion of the Option that is not vested as of the date of the Participant's Termination of Employment for any reason shall terminate and expire as of the date of such Termination of Employment. In addition to the foregoing, if the Participant breaches any provision of Section 6 of the Employment Agreement by and between the Participant and the Company dated as of May 16, 2007, the Participant shall forfeit the Option (whether vested or unvested) effective on the date of such breach and to the extent that the Participant exercised the Option (or any portion thereof), the Participant shall pay the Company (and the Company shall have the right to recover), an amount equal to the entire gain realized by the Participant upon the exercise of the Option (or any portion thereof).

         6. Restriction on Transfer of Option. No part of the Option shall be subject to Transfer other than by will or by the laws of descent and distribution. During the lifetime of the Participant, the Option may be exercised only by the Participant or the Participant's guardian or legal representative. The Option shall not be subject to levy by reason of any execution, attachment or similar process. Upon any attempt to Transfer the Option or in the event of any levy upon the Option by reason of any execution, attachment or similar process contrary to the provisions hereof, the Option shall immediately and automatically become null and void.

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

         7. Rights as a Stockholder. The Participant shall have no rights as a stockholder with respect to any Option Shares unless and until the Participant has become the holder of record of the Option Shares. No adjustments shall be made to the Option, the Option Shares or the Option Price for dividends in cash or other property, distributions or other rights in respect of any Option Shares, except as otherwise may be specifically provided for in the Plan. No shares of Common Stock shall be issued unless and until payment therefor has been made or provided.

         8. Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any prior agreements and understandings (whether written or oral) between the Company and the Participant with respect to the subject matter hereof.

         9. Notices. Any notice or communication given hereunder (each a "Notice") shall be in writing and shall be sent by personal delivery, by courier or by United States mail (registered or certified mail, postage prepaid and return receipt requested), to the appropriate party at the address set forth below:

         If to the Company, to:

         Steven Madden, Ltd.
         52-16 Barnett Avenue
         Long Island City, New York 11104
         Attention:  Chief Executive Officer.

         If to the Participant, to the address for the Participant on file with the Company

; or such other address or to the attention of such other person as a party shall have specified by prior Notice to the other party. Each Notice will be deemed given and effective upon actual receipt (or refusal of receipt).

         10. No Obligation to Continue Employment. This Agreement is not an agreement of employment. This Agreement does not guarantee that the Company or its Affiliates will employ, retain or continue to, employ or retain the Participant during the entire, or any portion of the, term of this Agreement, including but not limited to any period during which any Option is outstanding, nor does it modify in any respect the Company's or its Affiliates' right to terminate or modify the Participant's employment or compensation.

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

         11.      Miscellaneous.
                  -------------

         (a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

         (b) This Agreement shall be governed and construed in accordance with the laws of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

         (c) This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one contract.

         (d) The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.



         IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.


                                       STEVEN MADDEN, LTD.


                                       By: /s/ Jamieson A. Karson
                                           ------------------------------------
                                           Name:   Jamieson A. Karson
                                           Title:  Chairman and Chief Executive
                                                   Officer



PARTICIPANT


/s/ Jeff Silverman
-----------------------------
Jeff Silverman



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